Exhibit B-14

                             BY-LAWS
                               OF
                    WORRY FREE SERVICE, INC.

                            ARTICLE I

                        Name and Location

     Section 1. The name of the corporation shall be the name set forth in the Articles of Incorporation, or such name as adopted by the shareholders by Amendment to the Articles of Incorporation from time to time.

     Section 2. The corporation shall have offices and places of business at such other place or places either within or without the State of Missouri as may be determined from time to time by the Board of Directors.

                           ARTICLE II

                          Shareholders

     Section 1. The annual meeting of the shareholders of this corporation for the election of directors and the transaction of such other business as may properly come before such meetings shall be held on the second Tuesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next business day thereafter commencing with the year 1997.

     Section 2. Special meetings of the shareholders may be called at any time by the President, Board of Directors, or the holders of not less than one-fifth (1/5) of the outstanding shares of common stock entitled to vote at such meeting.

     Section 3.     Annual and special meetings of the
shareholders shall be held at the then registered office of the corporation or at such other place within or without the State of Missouri as the notice of such meeting shall specify, or as the shareholders may agree.

     Section 4. Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten (10) or more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     Section 5. Any shareholders' meeting may be adjourned from time to time until its business is completed, and the shareholders present at any meeting, or any adjourned meeting, though less than a quorum, may adjourn from time to time to a specified date not longer than ninety (90) days after such adjournment, without the notice other than announcement at the meeting, until a quorum shall be obtained.

     Section 6. At all meetings of the shareholders of this corporation, the shareholders of record on the books of the corporation holding a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum. Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required by the Articles of Incorporation, these By-Laws or the laws of the State of Missouri then in effect.

     Section 7.     At any meeting of the shareholders, the
shareholders entitled to vote at such meeting may be represented by proxy, evidence of which shall be in writing and exhibited to the proper officers.

     Section 8. At a meeting of the shareholders, inspectors of election shall be required only upon the request of the holders and proxies of holders of a majority of the stock represented at such meeting.

     Section 9. Any shareholder may waive notice of any shareholders' meeting either in writing or by telegram, before or after the time of such meeting and whether such shareholder attends the meeting or not, and the presence of the shareholder in person or by proxy at any shareholders' meeting shall be a waiver of any notice required herein or by law provided for except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Whenever all persons entitled to vote at any meeting or the shareholders consent either by a writing on the records of the meeting, or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the proceedings at such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business, including the election of directors, may be transacted unless excepted from the written consent or unless objected to at the time for want of notice. If any meeting of the shareholders be irregular for want of notice, or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid, and the irregularity or defect therein waived, by a writing signed by all persons having the right to vote at such meeting. Such consent or ratification and approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing and delivered to the Secretary.

     Section 10. Persons holding stock which has been pledged, or holding stock as executor, administrator, guardian or trustee, may represent and vote the same on all issues.

     Section 11. In all elections of directors, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to cast votes for such directors. The directors shall not be elected by cumulative voting.

     Section 12. Any action required by the shareholders to be taken at a meeting of the shareholders of the corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held and may be stated as such in a certificate or document filed by the corporation. The Secretary shall file such consent with the minutes of the meeting of the shareholders.

                           ARTICLE III

                       Board of Directors

     Section 1. The initial Board of Directors shall consist of three (3) persons, which persons shall be elected by the incorporators to serve until the first meeting of the shareholders. Thereafter, the Board of Directors shall consist of three (3) persons, or such number of persons as set forth in the amendments to these By-Laws made from time to time, which persons shall be elected by the shareholders at the first meeting of the shareholders and thereafter at the annual meeting or at a special meeting called for that purpose. Each director shall hold office until the next succeeding annual meeting of shareholders or until such director's successor is duly elected and qualified, unless such director resigns or is removed from office at an earlier date. The directors shall hold office at the pleasure of the shareholders and may be removed at any time, with or without cause, by a majority vote of the shareholders.
In case of the death, resignation or removal of one or more of the directors of the corporation, a majority of the survivors or remaining directors may fill the vacancy or vacancies until the successor or successors are elected at the next annual meeting of the shareholders or until a special shareholders' meeting shall be called and held to fill such vacancy or vacancies.

     Section 2. All meetings of the Board of Directors of this corporation may be held within or without the State of Missouri as may be provided in the resolution or notice calling such meeting. The annual meeting of the directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held on the same day of each year as the annual meeting of the shareholders and immediately following its adjournment. No notice of such annual meeting of the directors need be given. If for any reason such annual meeting of the directors is not or cannot be held as herein prescribed, the officers may be elected at the first meeting of the directors thereafter called pursuant to these By-Laws. Regular meetings of the Board of Directors shall be held at such times as the Board may from time to time provide and without any notice other than the resolution or action providing for such meetings. Special meetings of the Board of Directors may be called at any time upon the call of any member of the Board. Written notice of all special meetings of the Board of Directors shall be given to each director, which notice shall state the time, place and purpose of such meeting, and shall be personally served upon each director at least one day before such meeting, or sent by mail or telegram at least two days before such meeting, addressed to the last known residence or place of business of each director. Attendance of a director at any meeting, whether regular or special, shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Whenever all persons entitled to vote at any meeting of the directors consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the proceedings at such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or objected to at the time for want of notice. If any meeting of the directors shall be irregular for want of notice, or of such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered likewise valid, and the irregularity or defect therein waived, by a writing signed by all persons having the right to vote at such meeting. Whenever any notice is required to be given to any director under any provisions of the By-Laws, a waiver thereof in writing, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 3. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at a meeting at which a quorum is present shall be valid as a corporate act, except as may be otherwise specifically required by law or by the Articles of Incorporation or by these By-Laws; and if less than a quorum be present at any meeting, those present may adjourn from time to time and fix dates for subsequent meetings until a quorum shall be present.

     Section 4. The property and business of the corporation shall be controlled and managed by the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 5. The Board of Directors may by resolution adopted by a majority of the entire Board, designate two or more of the directors to constitute an agent or committee of the Board, which agent or committee shall have and exercise all of the authority of the Board of Directors to the extent provided in said resolution in the management of the corporation and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it. Such agent or committee shall keep a regular record of the actions taken in accordance with the resolution authorizing such agent or committee to act and shall report the same to the Board of Directors when required.

     Section 6. Directors as such shall not receive any stated salary for their services but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                           ARTICLE IV

                            OFFICERS

     Section 1. The officers of the corporation shall consist of a President, a Vice President, the Secretary, a Treasurer and such other officers as may be deemed necessary to carry out the purposes for which the corporation was formed. The Board of Directors may choose and appoint additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, and such additional officers and agents, if any, as it may deem necessary from time to time. Any two or more offices may be held by one and the same person.

     Section 2. The initial officers shall be elected at the first meeting of the Board of Directors and thereafter shall be elected at the annual meeting of the Board of Directors. A majority of the votes cast shall be necessary for the election of any person to an office of the corporation. The officers shall hold office at the pleasure of the Board of Directors from the dates of their respective elections and may be removed at any time with or without cause by a majority vote of all of the directors. Absent prior removal by the directors, the officers shall continue in office from the date of their respective elections until the first meeting of the Board of Directors after the next annual meeting of the shareholders and until their successors are duly elected and qualified.

     Section 3. The President shall preside at all meetings of the Board of Directors; shall sign all notes, agreements or other instruments in writing made and entered into for or on behalf of the corporation; and sign all certificates of stock, and shall have general supervision over the business and affairs of the corporation. The President of the corporation shall be its chief officer and shall perform such duties as usually pertain to that office.

     Section 4.     The Vice Presidents in order of their
seniority shall perform all of the duties of the President in the event of the death, disability or absence of the President and such other duties, if any, as may be prescribed by the Board of Directors.

     Section 5. The Secretary shall keep an accurate record of the proceedings of the meetings of the shareholders and directors; shall give notice of the meetings of the shareholders and of the directors required by law and these By-Laws; shall countersign all certificates of stock; shall attach the corporate seal to stock certificates and to all other documents and instruments requiring it and shall perform such other duties as are usually incident to the office of the Secretary. The Assistant Secretaries in the order of their seniority shall perform all of the duties of the Secretary in the event of the death, disability or absence of the Secretary and such other duties, if any, as may be prescribed by the Board of Directors. The Assistant Secretary is specifically authorized to perform the duties and functions of the Secretary, including but not limited to the attestation or certification of written documents on behalf of the corporation and placing the corporate seal on such documents when the Secretary of the corporation is absent from the principal place of business and office of the corporation.

     Section 6. The Treasurer shall have charge of the funds of the corporation and shall keep an accurate account of all financial transactions of the corporation. The Treasurer shall deposit or cause to be deposited all funds of the corporation in the corporation's name in such banking institution or institutions as may be designated by the Board of Directors. The Treasurer shall make a report to the shareholders at the annual shareholders' meeting and shall make additional reports to the President and to the Board of Directors whenever so directed by the President or the Board. The Assistant Treasurer is specifically authorized to perform the duties and functions of the Treasurer when the Treasurer is absent from the principal place of business and office of the corporation. The Assistant Treasurer shall also perform any other duties as may be prescribed by the Board of Directors.

     Section 7. The Board of Directors may require any officer or officers to furnish the corporation a bond in such form and sum and with security satisfactory to the Board of Directors for the faithful performance of the duties of their offices and the restoration to the corporation in case of death, resignation or removal from office of such officer or officers of all books, papers, vouchers, money and other property, whatsoever kind, in their possession belonging to the corporation. Nothing contained in this section shall be construed as requiring such a bond unless the directors in their discretion determine that such bond shall be furnished.

     Section 8. The Board of Directors shall from time to time in its discretion fix or alter the compensation of any officer. The Board of Directors may delegate the power to alter and fix compensation of any officer by a vote of the majority of the full Board of Directors by a resolution at any meeting of the Board of Directors.

     Section 9.     Checks, drafts or other orders for the
payment of money of this corporation shall be signed by such person or persons as the Board of Directors may from time to time designate. A person so designated need not necessarily be an officer of the corporation.

                            ARTICLE V

       Capitalization, Certificates of Stock and Transfers

     Section 1.     The authorized capital stock of this
corporation shall be as set forth in the Articles of Incorporation or amendments thereto.

     Section 2. The holders of capital stock shall have no preemptive rights to purchase any additional shares of the corporation's capital stock hereafter issued or any securities exchangeable for or convertible into such shares or any warrants or any instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

     Section 3. The certificates of stock of this corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be prepared or approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall bear the corporate seal. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the corporation. Shares of the stock of the corporation shall be transferred only on the books of the corporation upon the authority of the holder thereof and upon surrender and cancellation of certificates for a like number of shares.

     Section 4. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Missouri.

     Section 5. In the case of the loss or destruction of any certificate of stock, a new certificate may be issued upon the following conditions: The owner shall file with the Secretary an affidavit giving the facts in relation to the ownership and the loss or destruction of said certificate, stating its number and the number of shares represented thereby. The Secretary shall present such affidavit to the Board of Directors, and if the Board of Directors shall be satisfied that such certificate has been destroyed or lost, and that a new certificate ought to be issued in lieu thereof, the Board may direct the officers of the corporation to issue a new certificate upon the filing of a bond in such penal sum, with such condition, in such forms and with such surety as the Board of Directors may prescribe, to indemnify and save harmless this corporation from any loss, expense, damage or liability occasioned by the issuance of such new certificate, and upon the filing of such bond, the proper officers of the corporation shall issue a new certificate for the number of shares to the owner of the certificate so lost or destroyed.

     Section 6. Any and all stock not issued shall be held by the corporation subject to the disposal of the Board of Directors and such unissued stock shall neither vote nor participate in dividends.

     Section 7. All the issued and outstanding stock of the corporation that may be purchased or otherwise acquired by the corporation shall be treasury stock, and shall be subject to the disposal of the Board of Directors and such treasury stock shall neither vote nor participate in dividends while held by the corporation.

     Section 8. The records of the corporation concerning transfers of common stock of the corporation shall be closed for a period of thirty (30) days before the day of payment of any dividend and before each annual meeting of the shareholders and the shareholders of record before such closing of the books prior to the payment of dividend or each annual meeting of the shareholders shall be considered the correct and true record of the shareholders for the purpose of the payment of such a dividend and for all purposes with respect to such annual meeting of the shareholders.

                           ARTICLE VI

                              Seal

     Section 1.     The seal of the corporation shall be in
circular form with the following words on: "WORRY FREE SERVICE, INC. - MISSOURI - CORPORATE SEAL."

     Section 2. The corporate seal may be affixed to any instrument by impression only, unless by resolution of a majority of the Board of Directors specific authorization is given to attach the corporate seal to multiple instruments by reproduction, by engraving, printing, or other facsimile process.

                           ARTICLE VII

                      Agents and Attorneys

     Section 1. The Board of Directors may appoint such agents, attorneys and attorneys-in-fact of the corporation as it may deem proper and may by written power of attorney authorize such agents, attorneys or attorneys-in-fact to represent it and for it and in its name, place and stead and for its use and benefit to transact any and all business which said corporation is authorized to transact or do by its Articles of Incorporation and in its name, place and stead and as its corporate act and deed, to sign, acknowledge and execute any and all contracts or instruments in writing necessary or convenient in the transaction of such business as fully to all intents and purposes as said corporation might or could do if it acted by or through its regularly elected and qualified officers.

     Section 2. The appointments, authorization and powers referred to in Section 1 of this Article shall not be valid unless authorized or permitted by resolution passed by a majority of the Board of Directors at any meeting of the Directors, regular or special.

                          ARTICLE VIII

            Indemnification of Directors and Officers

     Section 1. Any person, by reason of the fact that such person was or is a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any suit, action or proceeding, including attorneys' fees, if such person was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action, suit or proceeding by or in the right of the corporation. However, the corporation shall not indemnify such officer or director if such person did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. Termination of any suit, action or proceedings by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that such officer or director did not act in good faith and in a manner such person did not reasonably believe to be in or not opposed to the best interest of the corporation.

     Section 2. Any person, by reason of the fact that such person was or is a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation for expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by such person in connection with any suit, action or proceeding, including attorneys' fees, if such person was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative, brought by or in the right of the corporation. However, the corporation shall not indemnify such officer or director if such person did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and if such person be adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation, the corporation shall only indemnify such person to the extent that the Court in which the action or suit was brought shall determine upon application that such person is reasonably entitled to indemnity for all or any portion thereof of such judgments, fines or expenses, including but not limited to attorneys' fees, which the Court shall deem proper.

     Section 3. The corporation shall indemnify any officer or director who is successful on the merits or otherwise in defense of any suit, action or proceedings referred to in Section
1 and Section 2 to the extent of all expenses actually and reasonably incurred by such person in connection with such defense, including, but not limited to, attorneys' fees.

     Section 4. The corporation shall not indemnify any director or officer for any fine, settlement, judgment or reasonable expenses or attorneys' fees, unless a determination is made that such director or officer has met the applicable standards of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority vote of the common stockholders.

     Section 5. The corporation shall upon written request of the officer or director pay the expenses of defending any actual or threatened action, suit or proceedings in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the officer or director to repay such amount unless it shall be ultimately determined as provided in Section 4 that such person is entitled to be indemnified by the corporation.

     Section 6. The corporation shall have the power to purchase insurance on behalf of any officer or director of the corporation or anyone serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprises against any liability asserted against or incurred by such person in such capacity, whether or not the corporation would have the power to indemnify him against such liability under this Article. The right of indemnification under this Article shall not be exclusive, but shall be in addition to all other rights and remedies to which any director or officer may be entitled as a matter of law.

                           ARTICLE IX

          Joint Meetings of Directors and Shareholders

     Joint meetings of the directors and shareholders of this corporation may be held at any time or at any place pursuant to a resolution duly adopted by the Board of Directors or pursuant to the written consent of the shareholders and directors.

     The minutes of any joint meeting of the shareholders and directors as provided in Section 1 of this Article shall affirmatively show the number of shares of stock of the corporation represented at such meeting and the number of shares of stock voted for or against any resolution, motion or proposition submitted at such meeting.

                            ARTICLE X

                       Amendment of Bylaws

     These By-Laws may be amended, repealed or replaced by the affirmative vote of a majority of the members of the Board of Directors of the Corporation present at any Board meeting duly called and convened, provided the substance of the proposed amendment, repeal or replacement is stated in the notice of the Board meeting at which such matter is to be considered and acted upon.

     Upon motion duly made, seconded and unanimously adopted, the undersigned, constituting the Board of Directors of Worry Free Service, Inc. do this 29th day of January, 1997, adopt the foregoing By-Laws, Articles I through X inclusive, as the By-Laws of this corporation, and said By-Laws are hereby ratified and adopted by the undersigned and each of them.

                               /s/Gregory J. Orman
                               Gregory J. Orman

                               /s/Mark Schroeder
                               Mark Schroeder

                               /s/Mark G. English
                               Mark G. English